CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Neuberger Berman Equity Funds and to the use of our reports dated October 12, 2007 on the financial statements and financial highlights of Neuberger Berman Century Fund, Neuberger Berman Convergence Fund (formerly, Neuberger Berman Premier Convergence Fund), Neuberger Berman Energy Fund (formerly, Neuberger Berman Premier Energy Fund), Neuberger Berman Mid Cap Growth Fund (formerly, Neuberger Berman Manhattan
Fund), Neuberger Berman Regency Fund, Neuberger Berman Research Opportunities Fund (formerly, Neuberger Berman Premier Analysts Fund), Neuberger Berman Small Cap Growth Fund (formerly, Neuberger Berman Millennium Fund), Neuberger Berman Small and Mid Cap Fund (formerly, Neuberger Berman All Cap Growth Fund) and Neuberger Berman Socially Responsive Fund, each a series of Neuberger Berman Equity Funds. Such financial statements and financial highlights appear in the August 31, 2007 Annual Report to Shareholders which are also incorporated by reference into the Registration Statement. We also consent to the references to us in the Prospectuses and in the Statement of Additional Information.



                                                        TAIT, WELLER & BAKER LLP


PHILADELPHIA, PENNSYLVANIA
DECEMBER 17, 2007